                                                                  Exhibit 4.11



                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of , 1998, by and among Citicorp, a Delaware corporation ("Citicorp"), Travelers Group Inc., a Delaware corporation to be renamed Citigroup Inc. ("Citigroup"), and Citibank, N.A., a national banking association (the "Depositary").

         WHEREAS, Citicorp and the Depositary are parties to the deposit agreements identified on Schedule I (each a "Deposit Agreement"), each relating to the series of preferred stock, without par value, of Citicorp identified on
Schedule I (the "Deposited Citicorp Stock");

         WHEREAS, after the effective time (the "Effective Time") of the merger of Citicorp with and into a subsidiary of Citigroup, each former share of each series of Deposited Citicorp Stock will represent the right to receive one share of the corresponding series of preferred stock, par value $1.00 per share, of Citigroup identified on Schedule I (the "Deposited Citigroup Stock"); and

         WHEREAS, upon the Effective Time, Citicorp desires to assign, and Citigroup desires to assume, Citicorp's obligations, rights and interests under the Deposit Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. As of the Effective Time, Citicorp hereby delegates its obligations, and assigns all of its rights and interests, under each Deposit Agreement to Citigroup.

         2. As of the Effective Time, Citigroup hereby accepts and assumes all of Citicorp's obligations, rights and interests pursuant to paragraph 1 hereof and agrees that it shall be substituted for Citicorp under each Deposit Agreement.

         3. Promptly after the Effective Time, pursuant to each Deposit Agreement, Citigroup shall deliver shares of the applicable series of Deposited Citigroup Stock to the Depositary in exchange for the certificates formerly representing the Deposited Citicorp Stock, whereupon the Deposited Citigroup Stock will be the "Stock" for purposes of such Deposit Agreement.

         4. This Agreement shall be governed by, and be construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

         5. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         6. The provisions of this Agreement shall take effect immediately upon its execution and delivery by the parties hereto. Prior to the Effective Time, either Citicorp or Travelers Group Inc. may terminate this Agreement upon written notice to the other parties.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its authorized officer as of the date first above written.


                                                 CITICORP


                                                 By:
                                                    ------------------------
                                                 Name:
                                                 Title:


                                                 TRAVELERS GROUP INC.


                                                 By:
                                                    ------------------------
                                                 Name:
                                                 Title:


                                                 CITIBANK, N.A.,
                                                 as Depositary


                                                 By:
                                                    ------------------------
                                                 Name:
                                                 Title:


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

                                 Schedule I
                                 ----------

     Deposit
     -------
    Agreement
    ---------
      Dated                  Deposited Citicorp Stock                     Deposited Citigroup Stock
      -----                  ------------------------                     -------------------------
May 2, 1994                 Adjustable Rate Cumulative                    Adjustable Rate Cumulative
                            Preferred Stock, Series 18                    Preferred Stock, Series Q

August 1, 1994              Adjustable Rate Cumulative                    Adjustable Rate Cumulative
                            Preferred Stock, Series 19                    Preferred Stock, Series R

September 24, 1994          8.30% Noncumulative Preferred                 8.30% Noncumulative Preferred
                            Stock, Series 20                              Stock, Series S

February 15, 1995           8 1/2%  Noncumulative Preferred               8 1/2%  Noncumulative Preferred
                            Stock, Series 21                              Stock, Series T

May 19, 1995                7 3/4% Cumulative Preferred Stock,            7 3/4% Cumulative Preferred Stock,
                            Series 22                                     Series U

December 22, 1995           Fixed/Adjustable Rate Cumulative              Fixed/Adjustable Rate Cumulative
                            Preferred Stock, Series 23                    Preferred Stock, Series V




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